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                                                                   EXHIBIT 14(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement of AIM Funds Group on Form N-14 of our report dated February 17, 1998, relating to the Financial Statements and related Financial Highlights appearing in the December 31, 1997 Annual Report to Shareholders of AIM Dollar Fund (formerly G.T. Global Dollar Fund). We also consent to the reference to our firm under the heading "Financial Information" in the Statement of Additional Information.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                      PricewaterhouseCoopers LLP


Boston, Massachusetts
September 18, 1998